Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The Unaudited Pro Forma Consolidated Financial Data set forth below give effect to the transactions contemplated by the merger agreement as if they had been consummated on March 31, 2008, for purposes of the consolidated statement of financial condition, and on January 1 of the applicable period for purposes of the consolidated statements of operations, subject to the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Data, which we refer to as the “Notes.” Terms used but not defined in this Exhibit 99.2 have the meaning set forth in the Form S-1 (Registration No. 333-150308) filed with the U.S. Securities and Exchange Commission on June 5, 2008, which we refer to as the “Form S-1.”

The pro forma adjustments reflecting the consummation of the transactions contemplated by the merger agreement are accounted for as a combination of entities under common control in accordance with U.S. GAAP, and upon the assumptions set forth in the Notes herein. You should read the following information in connection with “Structure of BGC Partners,” “BGC Division’s Selected Combined Financial Data,” “BGC Partners, Inc.’s Selected Supplemental Consolidated Financial Data,” “BGC Partners, Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “eSpeed’s Selected Consolidated Financial Data,” “eSpeed’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the BGC Division Combined Financial Statements, BGC Partners, Inc., Supplemental Consolidated Financial Statements, eSpeed’s Consolidated Financial Statements, and the accompanying Notes thereto included in the Form S-1.

BGC Partners, Inc. pro forma adjustments principally give effect to the impact of the merger as well as the following matters:

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Ownership Structure:    BGC Partners, Inc. consolidated the worldwide interests of the Opcos. For financial reporting purposes under U.S. GAAP, the ownership interest held in Combined Company common stock, the BGC Holdings founding/working partner interests and BGC Holdings limited partnership interests held by Cantor are accounted for as described below. A reconciliation of the calculation of fully diluted earnings per share is reflected in the footnotes to the supplemental consolidated financial statements. The details of this reconciliation are outlined in the tables below. For purposes of providing an explanation of the capital structure we have labeled the three economic ownerships as: (1) Combined Company; (2) founding/working partners; and (3) BGC Holdings limited partnership interests held by Cantor. The Combined Company interests held by the public (including Combined Company common stock held by Cantor) are in the form of Combined Company Class A common stock and Class B common stock. The interests held by Cantor and the founding/working partners are in the form of BGC Holdings limited partnership interests. The BGC Holdings exchangeable limited partnership interests received by Cantor may, in effect, be exchanged in the future for shares of Combined Company Class B common stock (or, at Cantor’s option or if there are no additional authorized but unissued shares of Combined Company Class B common stock, Combined Company Class A common stock) on a one-for-one basis (subject to customary anti-dilution adjustments). In addition, Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor provided certain exchange rights to Messrs. Amaitis and Lynn (see the bullet entitled “—Exchangeability of Partnership Interests” below). No working partner interests were issued at the time of the separation and merger. Any working partner interests that are issued will not be exchangeable with the Combined Company unless otherwise determined by BGC Partners with the written consent of a BGC Holdings exchangeable limited partnership interest majority in interest, in accordance with the terms of the BGC Holdings limited partnership agreement.

The accounting for the three economic ownership categories is described in the table below:

Economic Ownership	Consolidated Statement of Operations Presentation	Consolidated Statement of Financial Condition Presentation
Combined Company Combined Company Stockholders (Class A and B common stockholders)	The public stockholders’ (including Cantor) basic EPS in the Combined Company is based on net income after allocations to the founding/working partners divided by the number of outstanding shares of Combined Company common stock.	Public stockholders’ (including Cantor’s) equity will be included in stockholders’ equity in the consolidated statement of financial condition.

Founding/working partners Founding/working partner interests (BGC Holdings limited partnership interests holders)	The founding/working partners may receive allocations of net income based on their pro rata share of the fully diluted shares in the Combined Company. This charge will be called “allocation of net income to founding/working partner units” which will be a separate component listed in compensation expense.	The capital balance, generally the amount of capital contributed by founding/working partners, will be classified on a separate liability line in the consolidated statement of financial condition called “mandatorily redeemable partnership interest.”

BGC Holdings limited partnership interests held by Cantor BGC Holdings limited partnership interests held by Cantor (BGC Holdings limited partnership interests holders)	Cantor’s pro rata share of the net income in the Combined Company will be reported as a minority interest charge in the consolidated statement of operations.	Cantor’s pro rata share of the capital held in BGC Holdings will be included as a component of minority interest in the consolidated statement of financial condition.

Consolidated BGC Partners, Inc.	EPS on a fully diluted basis for the Combined Company are presented as follows: Net income allocations to the founding/working partners and the minority interest to Cantor described above will be added back to net income. The number of units held in BGC Holdings by both the founding/working partners and Cantor will be added to the Combined Company common stock (plus common stock equivalents) to determine fully diluted shares	The three economic ownership categories will be accounted for as components of the Combined Company’s liabilities and equity on the consolidated statement of financial condition. The founding/working partner interests will be recorded as mandatorily redeemable partnership interest; Cantor’s BGC Holdings limited partnership interests will be treated as a component of minority interest and the interests held by the public

Economic Ownership	Statement of Operations Presentation	Statement of Financial Condition Presentation
	outstanding. The adjusted net income will be divided by the adjusted fully diluted shares to calculate fully diluted EPS. Because basic EPS and fully diluted EPS (with the exception of the impact of stock options) are based on pro rata ownership in the Combined Company, there should not be any difference in the calculations.	will be a component of stockholders’ equity in the Combined Company.

Upon closing of the merger, the indirect economic ownership percentages in BGC U.S. and BGC Global were 40.2% held by the public (including Cantor) through ownership of our common stock, 35.5% held by Cantor through ownership of BGC Holdings limited partnership interests, and 24.3% held by the founding partners through ownership of BGC Holdings limited partnership interests. See footnote (6) below. In addition, concurrently with the merger, and, in the future from time to time, as part of its compensation process, BGC Holdings issued and may issue certain REUs and BGC Partners issued and may issue certain RSUs to certain employees of BGC Partners and other persons who provide services to BGC Partners. The calculation of the economic ownership percentages is described in the following table (in thousands, except percentages):

Ownership	Pre-Merger Common Stock(1)	Issued Common Stock(2)	Issued BGC Holdings Units(3)	Issued Restricted Equity Units(4)	Issued Restricted Stock Units(5)	Total	Percentage(6)
Class A and Class B common stock and options to acquire Class A common stock held by the public(7)	52,450	21,969	—	—	2,153	76,572	40.2%
Founding/working partner interests and REU interests	—	—	44,821	1,263	—	46,084	24.3%
Limited partnership interests held by Cantor	—	—	67,070	307	—	67,377	35.5%

Total shares of common stock/BGC Holdings limited partnership interest outstanding	52,450	21,969	111,891	1,570	2,153	190,033	100.0%

(1)	Common stock amounts represent total Combined Company common stock including common stock options outstanding and exercisable at April 1, 2008.
(2)	Reflects shares issued by the Combined Company to Cantor as consideration for Maxcor. A separate valuation was performed on Maxcor on May 25, 2007 to determine the amount of shares to be issued in the merger.
(3)	Reflects the issuance of BGC Holdings limited partnership interests to the founding partners and Cantor upon completion of the separation. As part of the separation and the merger, founding partners had each of their Cantor units redeemed for 10 founding partner interests and two distribution rights. Cantor partners had each of their Cantor units redeemed for a new Cantor unit and two distribution rights, and they did not receive any founding partner interests as they are not BGC Holdings founding partners. Cantor is obligated to distribute an aggregate of 33.4 million shares of our common stock, including an aggregate of 7.9 million shares of our common stock to the founding partners.
(4)	Reflects REUs issued upon completion of the separation. These REUs entitle the holder to participate in distributions of BGC Holdings’ income and to receive post-termination payments equal to the notional value of the grant in four equal yearly installments after the holder’s termination provided that the holder has not engaged in any competitive activity with the Combined Company or its affiliates prior to the date each payment is due. These REUs may also be exchangeable for Class A common stock in accordance with the terms and conditions of the grant of such REUs.
(5)	Upon closing of the merger, the Combined Company issued RSUs to certain employees and others who provide services to the Combined Company. These awards vest over two and three-year periods from the date of award.

(6)	The collective management of BGC Partners, including founding partners and certain executives of Cantor who hold BGC Partners management positions, indirectly own approximately 32.8% of the economics of BGC U.S. and BGC Global. This is derived by taking founding partner interests of 24.3% of the Combined Company (calculated above) and adding the impact of the 8.0 million distribution rights and 0.3 million of REUs held by executives of Cantor who hold BGC Partners management positions (or 4.3% of the Combined Company) and 7.9 million distribution rights attributable to founding partners (or 4.3% of the Combined Company). For purposes of the table above, these distribution rights are a component of the 67.1 million units of BGC Holdings limited partnership interests held by Cantor. These amounts exclude any shares of our Class A common stock, Class B common stock or options previously granted to, held directly by, or held beneficially, or otherwise controlled by the management of BGC Partners.
(7)	Included in the balance are shares of Class A common stock and Class B common stock held by Cantor of 11.2 million and 31.8 million, respectively. Also included in the balance are 1.2 million shares held by officers of Cantor as public stockholders.

The economic ownership percentages calculated above determine certain income statement and balance sheet allocations in BGC Partners, Inc.’s pro forma consolidated financial statements as of March 31, 2008. The allocations are calculated below (in thousands, except per share data and percentages):

Consolidated Statement of Operations	Units/ Shares	%(1)	Amount
Net income allocations
Pro forma consolidated BGC Partners, Inc. net income prior to allocations to founding/working partners and Cantor			$(46,491)
Cantor minority interest allocation percentage and charge based on a pro rata ownership in the Combined Company(2)			28,194

BGC Partners, Inc. net income after founding/working partner distributions and minority interest allocations			$(18,297)

Basic and Fully Diluted Share Calculations
Basic weighted-average shares of common shares outstanding(3)	72,794
Restricted equity units	282
BGC Holdings units held by founding/working partners(4)	44,821
BGC Holdings units held by Cantor(4)	67,070

Total fully diluted weighted-average shares outstanding	184,967

Earnings Per Share Calculations
Basic earnings per share
Pro forma consolidated BGC Partners, Inc. net income			$(18,297)

Basic weighted-average shares outstanding	72,794
Basic earnings per share			$(0.25)

Fully diluted earnings per share
Pro forma consolidated BGC Partners, Inc. net income adjusted to add back net income allocations to founding/working partners and Cantor minority interest allocations			$(46,491)

Total fully diluted weighted-average shares outstanding	184,967
Fully diluted earnings per share			$(0.25)

Consolidated Statement of Financial Condition
Founding/working partner interests(5)	46,084	24.3%	$94,112
Units held by and minority interest allocation to Cantor at the assumed time of the merger(6)	67,377	35.5%	136,096
Public company shares of common stock outstanding and stockholder equity allocation at the time of the merger	76,572	40.2%	151,417

Total mandatorily redeemable partnership interest, minority interest and stockholders’ equity	190,033	100%	$381,625

(1)	The collective management of BGC Partners, including founding partners and certain executives of Cantor who hold BGC Partners management positions, indirectly own approximately 32.8% of the economics of BGC U.S. and BGC Global. This is derived by taking founding partner interests of 24.3% of the Combined Company (calculated above) and adding the impact of the 8.0 million distribution rights and 0.3 million of REUs held by executives of Cantor who hold BGC Partners management positions (or 4.3% of the Combined Company) and 7.9 million distribution rights attributable to founding partners (or 4.3% of the Combined Company). For purposes of the table above, these distribution rights are a component of the 67.1 million units of BGC Holdings limited partnership interests held by Cantor. These amounts exclude any shares of our Class A common stock, Class B common stock or options previously granted to, held directly by, or held beneficially, or otherwise controlled by the management of BGC Partners.

(2)	When there is a net loss for a particular period, there is no allocation to founding partners, but rather the founding partners’ and Cantor’s ownership percentages are aggregated and a minority interest charge is calculated based on the combined ownership of Cantor and the founding partners indirectly in BGC U.S. and BGC Global.
(3)	The weighted-average basic common shares outstanding amounts include 50.8 million shares that were taken from eSpeed’s consolidated financial statements included in the Form S-1. The pro forma consolidated Combined Company basic weighted-average common shares takes that share amount and includes our Class A common stock and our Class B common stock issued by the Combined Company to Cantor as consideration for Maxcor assuming those shares were outstanding for the entire three months ended March 31, 2008.
(4)	Data are as of April 1, 2008.
(5)	The value of founding/working partner interests on the Combined Company statement of financial condition reflects the adjusted partner capital balance as of March 31, 2008, adjusted for any pro forma redemptions and/or adjustments in connection with the separation and merger. The 1.3 million of REUs issued to founding/working partners were not factored in the calculation of the founding/working partners’ mandatorily redeemable partnership interests.
(6)	The 0.3 million of REUs issued to Cantor partners were not factored in the calculation of the Cantor’s minority interest.

•	Separation: BGC Partners’ separation from Cantor, which is described in more detail in the “Certain Relationships and Related Transactions—Separation Agreement” section of the Form S-1.

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Sale of Partnership Interests:    Following the separation, but prior to the merger, certain limited partners of Cantor and certain founding partners sold to Cantor for cash all or a portion of the distribution rights and/or BGC Holdings founding partner interests held by such persons, or, in the case of Mr. Lee Amaitis, his limited partnership interests in Cantor were redeemed by Cantor for cash. Specifically, in connection with the separation and prior to the merger, Messrs. Amaitis, Lynn and Merkel, as well as two other individuals who are employed by us or one or more of our affiliates, used some of the proceeds that they received in respect of the purchases of distribution rights and/or BGC Holdings founding partner interests and/or redemption of their Cantor limited partnership interests to repay certain loans made or guaranteed by Cantor for repayment of borrowings to their applicable lenders or for payment of required capital contributions, for the substantial majority of which Cantor was the lender, or in the case of capital contributions, the recipient, and the remainder of which were guaranteed by Cantor. These transactions resulted in a reduction in pro forma equity and cash and cash equivalents on the supplemental consolidated Combined Company’s statement of financial condition. To settle the loan balances, Messrs. Lynn, Merkel and two other individuals who are employed by one or more of BGC’s affiliates immediately after the separation sold to Cantor, for cash, distribution rights and/or founding partner interests provided to them in connection with the redemption of their Cantor limited partnership interests in connection with the separation at a price per interest or share equal to $11.75 per share, the closing price of eSpeed Class A common stock on the date of closing of the merger. The distribution rights and founding partner interests were derived by taking each of the identified partner’s Cantor partnership units and exchanging each of the Cantor units held for two distribution rights and 10 founding partner interests in the Combined Company. Mr. Merkel did not receive a founding partner interest. Cantor redeemed a portion of Mr. Amaitis’ Cantor limited partnership interests for $135.00 a unit at the same time. This price is based on a value determined by Cantor. The amount of the compensation charge is based on the closing price of eSpeed Class A common stock at the date of the transaction, or in Mr. Amaitis’ case the $135.00 value determined by Cantor, less the partner’s basis in their Cantor interest or distribution rights and founding partner interests required to settle the outstanding debt at such date. Partner basis is based on the value of each partner’s capital accounts at the time of the merger divided by their total units. The total amount of BGC executive officer debt on April 1, 2008 was $58.1 million. The sale of the distribution rights, founding partner interests and Cantor interests generated a compensation charge of $47.3 million in the first quarter of 2008. Terms of the loan repayment are described in more detail in the “Certain Relationships and Related Transactions—Repayment of Existing Loans and Required Capital Contributions” section of the Form S-1.

The following table shows the calculation of the compensation charge in connection with the redemption of the executive officers’ Cantor interests or distribution rights and founding partner interests (in thousands, except for price and cost basis data):

Executive Officer	Total Loan Outstanding(a)(b)	Share Redemption Price	Cantor Interest	Distribution Rights and BGC Holdings Founding Partner Interests Required to Repay Outstanding Loan	Cost Basis(a)	Compensation Charge (Total Proceeds Less Cost Basis) From Sale
Lee Amaitis	$46,283	$135.00	373	—	$39.46	$34,198
Shaun Lynn	8,096	$11.75	—	1,102	$2.91	9,744
Stephen Merkel	466	$11.75	—	41	$2.89	352
Other executives	3,265	$11.75	—	343	$2.93	3,019

Totals	$58,110		373	1,486		$47,313

(a)	Outstanding loan balances and partner cost basis were based on March 31, 2008 Cantor partnership data.
(b)	Loan balances include accrued interest.

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Issuance of Additional Partnership Interests:    Immediately after the redemption, Cantor provided Messrs. Amaitis and Lynn with 1,100,000 and 200,000, respectively, of additional BGC Holdings founding partner interests, that were immediately exchangeable into shares of Class A common stock in the Combined Company (see “—Exchangeability of Partnership Interests” below). Mr. Lynn also had 400,000 units of his existing founding partner interests become immediately exchangeable into shares of Class A common stock in the Combined Company. The additional founding partner interests were treated as 100% compensation and Mr. Lynn’s existing partnership interests that became immediately exchangeable were treated as compensation to the extent the assumed share price exceeds his basis. The value of the interest is based on the closing price of eSpeed Class A common stock on the closing date of the merger, which price was $11.75 per share. Additionally, the remaining founding partner interests held by Messrs. Amaitis and Lynn are exchangeable over a set timetable described in the “—Exchangeability of Partnership Interests” section below. The activation of exchangeability on all founding partner interests held by Messrs. Amaitis and Lynn resulted in a compensation charge of $36.8 million in the first quarter of 2008.

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Merger Structure:    The structure of the merger, which includes the issuance of 133,860,000 shares of Combined Company common stock and rights to acquire shares of Combined Company common stock and Cantor’s exchangeable interest and the founding partner interests. The structure of the merger is described in more detail in the “Structure of BGC Partners” section of the Form S-1.

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Exchangeability of Partnership Interests:    The BGC Holdings founding partner interests that Cantor has provided are exchangeable with us for Class A common stock on a one-for-one basis (subject to customary anti-dilution adjustments), in accordance with the terms of the BGC Holdings limited partnership agreement, are as follows:

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20% of the BGC Holdings founding partner interests held by each founding partner (other than Messrs. Amaitis and Lynn) became exchangeable upon the closing of the merger, with one-third of the shares receivable by such BGC

Holdings founding partner upon a full exchange becoming saleable on each of the first, second and third anniversaries of the closing of the merger (subject to acceleration), subject to applicable law;

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(1) 1,100,000 of the 3,160,215 BGC Holdings founding partner interests held by Mr. Amaitis at the closing of the merger became exchangeable upon the closing of the merger, (2) 40% of such BGC Holdings founding partner interests (less the Amaitis applicable shares) will become exchangeable on the second anniversary of the closing of the merger, (3) 60% of such BGC Holdings founding partner interests (less the Amaitis applicable shares) will become exchangeable on the third anniversary of the closing of the merger, (4) 80% of such BGC Holdings founding partner interests (less the Amaitis applicable shares) will become exchangeable on the fourth anniversary of the closing of the merger, and (5) 100% of such BGC Holdings founding partner interests (less the Amaitis applicable shares) will become exchangeable on the fifth anniversary of the closing of the merger (and any exchange of founding partner interests by Mr. Amaitis will be subject to the terms and conditions of the BGC Holdings limited partnership agreement and the Amaitis letter agreement), with the shares received by Mr. Amaitis upon exchange being immediately saleable, subject to applicable law; and

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(1) 600,000 of the 2,515,898 BGC Holdings founding partner interests held by Mr. Lynn at the closing of the merger became exchangeable upon the closing of the merger, (2) 40% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the second anniversary of the closing of the merger, (3) 50% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the third anniversary of the closing of the merger, (4) 60% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the fourth anniversary of the closing of the merger, (5) 70% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the fifth anniversary of the closing of the merger, (6) 80% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the sixth anniversary of the closing of the merger, (7) 90% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the seventh anniversary of the closing of the merger, and (8) 100% of such BGC Holdings founding partner interests (less the Lynn applicable shares) will become exchangeable on the eighth anniversary of the closing of the merger (and any exchange of founding partner interests by Mr. Lynn will be subject to the terms and conditions of the BGC Holdings limited partnership agreement and the Lynn letter agreement), with the shares received by Mr. Lynn upon exchange being immediately saleable, subject to applicable law.

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Finance Restructuring:    In connection with the separation, BGC U.S. assumed the liabilities of Cantor in respect of Cantor’s senior notes pursuant to the note purchase agreement. See “Certain Relationships and Related Transactions—Separation Agreement—Separation and Contribution” in the Form S-1. The obligations of BGC U.S. under the BGC U.S. notes have been guaranteed by the Combined Company pursuant to the Combined Company guaranty and by Cantor pursuant to a guaranty, dated as of March 31, 2008, which we refer to as the “Cantor guaranty.” Pursuant to a letter agreement between Cantor and BGC Partners, dated as of March 31, 2008, the “letter agreement,” Cantor agreed to immediately reimburse the Combined Company in the event that the Combined Company pays any amount under the Combined Company guaranty. The BGC U.S. notes bear interest, payable semi-annually, at a rate of 5.19% per annum; provided, however, that this rate is increased by 0.25% per annum for any fiscal quarter during which the consolidated debt of the Combined Company exceeds 55% but not 60% of its consolidated capitalization, as such terms are defined in the Combined Company guaranty. The interest rate increases by 0.50% per annum during any period in which any holder of a BGC U.S. note is required under applicable insurance regulations to post reserves with respect to the BGC U.S. notes greater than the reserve requirement, as such term is defined in the note purchase agreement, in effect immediately prior to March 31, 2008. Pursuant to the separation agreement, the Combined Company will make semi-annual payments to Cantor during the term of the BGC U.S. notes equal to the difference between 7.5% and the applicable interest rate of the BGC U.S. notes.

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Accounting for the Combined Company:    The transaction contemplated by the merger agreement was accounted for as a combination of entities under common control. For this purpose, eSpeed was deemed the acquirer and the BGC Division was deemed the acquiree. The Statement of Financial Accounting Standards, which we refer to as “SFAS,” No. 141 requires that in a transaction between entities under common control, the net assets of the acquiree, the BGC Division, be recognized at their carrying amounts in the accounts of the transferring entity at the date of transfer; which for purposes of the statement of financial condition is assumed to be March 31, 2008.

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Consolidation:    The businesses of the Combined Company are held under two subsidiaries: BGC U.S., which holds the U.S. businesses, and BGC Global, which holds the non-U.S. businesses. The Opcos are consolidated under Emerging Issues Task Force 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” as it has been determined there are no variable interest entities.

The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the transactions contemplated by the merger agreement. Therefore, the Unaudited Pro Forma Consolidated Financial Data are not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that the Combined Company will experience after the transactions contemplated by the merger agreement are completed. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing the Unaudited Pro Forma Consolidated Financial Data. Actual results could differ, perhaps materially, from these estimates and assumptions.

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008

(in thousands, except per share data)

	eSpeed			BGC Division				BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)	Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)	Debt Restruct- uring (c)	Adjusted Pro Forma BGC partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassi- fication of Revenue and Expense Line Items (d)	Distri- butions to Founding Partners/ Minority Interest (f)	Pro Forma BGC Partners, Inc.
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$13,506	$(1,259)	$12,247	$—	$—	$—	$—	$(1,593)	$(10,654)	$—	$—
Fully electronic transactions with unrelated parties	—	—	—	—	—	—	—	—	—	—	—

Total fully electronic transactions	13,506	(1,259)	12,247	—	—	—	—	(1,593)	(10,654)	—	—
Voice-assisted brokerage transactions with related parties	8,212	—	8,212	—	—	—	—	(6,259)	(1,953)	—	—
Screen-assisted open outcry transactions with related parties	2,313	(185)	2,128	—	—	—	—	(2,081)	(47)	—	—

Total transaction revenues	24,031	(1,444)	22,587	—	—	—	—	(9,933)	(12,654)	—	—

Software Solutions fees from related parties	12,969	—	12,969	—	—	—	—	(4,865)	(8,104)	—	—
Software Solutions and licensing fees from unrelated parties	2,083	—	2,083	—	—	—	—	—	(2,083)	—	—
Commissions	—	—	—	236,417	5,504	—	241,921	—	12,110	—	254,031
Principal transactions	—	—	—	51,896	—	—	51,896	—	—	—	51,896
Fees from related parties	—	—	—	13,073	—	—	13,073	(808)	8,648	—	20,913
Interest income	1,643	—	1,643	2,210	—	(571)	1,639	—	—	—	3,282
Market data	—	—	—	5,544	—	—	5,544	—	—	—	5,544
Software solutions	—	—	—	—	—	—	—	—	2,083	—	2,083
Other revenues	—	—	—	589	—	—	589	(3)	—	—	586

Total revenues	40,726	(1,444)	39,282	309,729	5,504	(571)	314,662	(15,609)	—	—	338,335

Expenses:
Compensation and employee benefits	14,256	—	14,256	260,289	—	—	260,289	—	—	—	274,545	(1)
Allocation of net income to founding partners holding units	—	—	—	—	—	—	—	—	—	—	—

Total compensation	14,256	—	14,256	260,289	—	—	260,289	—	—	—	274,545
Occupancy and equipment	14,281	—	14,281	16,441	—	—	16,441	—	—	—	30,722
Fees to related parties	3,445	—	3,445	18,701	—	866	19,567	(15,606)	—	—	7,406
Professional and consulting fees	2,187	—	2,187	13,359	—	—	13,359	—	—	—	15,546
Communications and client networks	2,840	(118)	2,722	13,998	—	—	13,998	—	—	—	16,720
Selling and promotion	—	—	—	14,338	—	—	14,338	—	897	—	15,235
Interest expense	—	—	—	7,663	—	(3,479)	4,184	—	—	—	4,184
Commissions and floor brokerage	—	—	—	3,101	612	—	3,713	—	—	—	3,713
Other expenses	4,227	—	4,227	4,273	428	—	4,701	—	(897)	—	8,031

Total operating expenses	41,236	(118)	41,118	352,163	1,040	(2,613)	350,590	(15,606)	—	—	376,102

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS—(Continued)

THREE MONTHS ENDED MARCH 31, 2008

(in thousands, except per share data)

	eSpeed			BGC Division					BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)	Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)		Debt Restruct- uring (c)	Adjusted Pro Forma BGC Partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassi- fication of Revenue and Expense Line Items (d)	Distri- butions to Founding Partners/ Minority Interest (f)	Pro Forma BGC Partners, Inc.
Income (loss) before minority interest and income taxes	$(510)	$(1,326)	$(1,836)	$(42,434)	$4,464		$2,042	$(35,928)	$(3)	$—	$—	$(37,767)

Minority interest	—	—	—	657	—		—	657	(3)	—	(28,194)	(27,540)
(Benefit) provision for income taxes	(55)	—	(55)	7,947	178	(e)	—	8,125	—	—	—	8,070

Net (loss) income	(455)	(1,326)	(1,781)	(51,038)	4,286		2,042	(44,710)	—	—	28,194	(18,297)
Allocation of net income to founding partners holding units	—	—	—	—	—		—	—	—	—	—	—
Minority interest Cantor	—	—	—	—	—		—	—	—	—	(28,194)	(28,194)

Net (loss) income for fully diluted shares	$(455)	$(1,326)	$(1,781)	$(51,038)	$4,286		$2,042	$(44,710)	$—	$—	$—	$(46,491)

Per share data:
Basic loss per share	$(0.01)											$(0.25)

Diluted loss per share	$(0.01)											$(0.25)
Basic weighted-average shares of common stock outstanding	50,825											72,794 (g)
BGC REUs	—											282 (g)
BGC Holding units held by founding partners	—											44,821 (g)
BGC Holdings Units held by Cantor	—											67,070 (g)

Diluted weighted-average shares of common stock outstanding	50,825											184,967

(1)	Includes $84.1 million of non-cash, one-time merger related compensation charges.

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	eSpeed			BGC Division				BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)	Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)	Debt Restruct- uring (c)	Adjusted Pro Forma BGC Partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassi- fication of Revenue and Expense Line Items (d)	Distri- butions to Founding Partners/ Minority Interest (f)	Pro Forma BGC Partners, Inc.
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$63,941	$(5,278)	$58,663	$—	$—	$—	$—	$(7,208)	$(51,455)	$—	$—
Fully electronic transactions with unrelated parties	2,395	—	2,395	—	—	—	—	—	(2,395)	—	—

Total fully electronic transactions	66,336	(5,278)	61,058	—	—	—	—	(7,208)	(53,850)	—	—
Voice-assisted brokerage transactions with related parties	27,822	—	27,822	—	—	—	—	(21,316)	(6,506)	—	—
Screen-assisted open outcry transactions with related parties	7,887	(1,019)	6,868	—	—	—	—	(6,558)	(310)	—	—

Total transaction revenues	102,045	(6,297)	95,748	—	—	—	—	(35,082)	(60,666)	—	—

Software Solutions fees from related parties	36,414	(9,674)	26,740	—	—	—	—	(14,792)	(11,948)	—	—
Software Solutions and licensing fees from unrelated parties	10,983	—	10,983	—	—	—	—	—	(10,983)	—	—
Commissions	—	—	—	715,064	28,042	—	743,106	—	59,850	—	802,956
Principal transactions	—	—	—	205,049	—	—	205,049	—	—	—	205,049
Fees from related parties	—	—	—	45,390	—	—	45,390	(4,345)	12,764	—	53,809
Interest income	9,773	—	9,773	13,195	—	(17)	13,178	—	—	—	22,951
Market data	—	—	—	18,981	—	—	18,981	—	—	—	18,981
Software solutions	—	—	—	—	—	—	—	—	10,983	—	10,983
Other revenues	—	—	—	2,916	—	—	2,916	(21)	—	—	2,895

Total revenues	159,215	(15,971)	143,244	1,000,595	28,042	(17)	1,028,620	(54,240)	—	—	1,117,624

Expenses:
Compensation and employee benefits	73,218	(4,515)	68,703	580,804	—	—	580,804	—	—	—	649,507
Allocation of net income to founding partners holding units	—	—	—	—	—	—	—	—	—	10,774	10,774

Total compensation	73,218	(4,515)	68,703	580,804	—	—	580,804	—	—	10,774	660,281
Occupancy and equipment	57,398	(4,345)	53,053	62,630	—	—	62,630	—	—	—	115,683
Fees to related parties	13,824	—	13,824	72,281	—	3,465	75,746	(54,219)	—	—	35,351
Professional and consulting fees	17,361	(124)	17,237	46,995	—	—	46,995	—	—	—	64,232
Communications	9,117	(398)	8,719	49,616	—	—	49,616	—	—	—	58,335
Selling and promotion	—	(3)	(3)	51,186	—	—	51,186	—	4,536	—	55,719
Interest expense	—	—	—	26,251	—	(17,372)	8,879	—	—	—	8,879
Commissions and floor brokerage	—	—	—	17,975	4,075	—	22,050	—	—	—	22,050
Other expenses	27,062	(289)	26,773	27,524	1,543	—	29,067	—	(4,536)	—	51,304

Total operating expenses	197,980	(9,674)	188,306	935,262	5,618	(13,907)	926,973	(54,219)	—	10,774	1,071,834

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS—(Continued)

YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	eSpeed			BGC Division					BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)	Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)		Debt Restruct- uring (c)	Adjusted Pro Forma BGC Partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassi- fication of Revenue and Expense Line Items (d)	Distri- butions to Founding Partners/ Minority Interest (f)	Pro Forma BGC Partners, Inc.
(Loss) income before minority interest and income taxes	$(38,765)	$(6,297)	$(45,062)	$65,333	$22,424		$13,890	$101,647	$(21)	$—	$(10,774)	$45,790

Minority interest	—	—	—	2,373	—		—	2,373	(21)	—	16,161	18,513
(Benefit) provision for income taxes	(6,267)	—	(6,267)	14,691	896	(e)	—	15,587	—	—	—	9,320

Net (loss) income	(32,498)	(6,297)	(38,795)	48,269	21,528		13,890	83,687	—	—	(26,935)	17,957
Allocation of net income to founding partners holding units	—	—	—	—	—		—	—	—	—	10,774	10,774
Minority interest Cantor	—	—	—	—	—		—	—	—	—	16,161	16,161

Net (loss) income for fully diluted shares	$(32,498)	$(6,297)	$(38,795)	$48,269	$21,528		$13,890	$83,687	$—	$—	$—	$44,892

Per share data:
Basic (loss) earnings per share	$(0.64)											$0.25

Fully diluted (loss) earnings per share	$(0.64)											$0.24

Basic weighted-average shares of common stock outstanding	50,466											72,435	(g)
Stock option	—											934	(g)
Restricted stock units	—											222	(g)
BGC Holding units held by founding/working partners	—											44,821	(g)
BGC Holding units held by Cantor	—											67,070	(g)

Fully diluted weighted-average shares of common stock outstanding	50,466											185,482

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	eSpeed			BGC Division			BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)	Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)	Adjusted Pro Forma BGC Partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassification of Revenue and Expense Line Items (d)	Consolidated BGC Partners, Inc.
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$62,084	$(7,426)	$54,658	$—	$—	$—	$(6,824)	$(47,834)	$—
Fully electronic transactions with unrelated parties	6,937	—	6,937	—	—	—	—	(6,937)	—

Total fully electronic transactions	69,021	(7,426)	61,595	—	—	—	(6,824)	(54,771)	—
Voice-assisted brokerage transactions with related parties	26,043	—	26,043	—	—	—	(18,635)	(7,408)	—
Screen-assisted open outcry transactions with related parties	5,675	(1,135)	4,540	—	—	—	(4,540)	—	—

Total transaction revenues	100,739	(8,561)	92,178	—	—	—	(29,999)	(62,179)	—

Software Solutions fees from related parties	30,822	(9,148)	21,674	—	—	—	(10,678)	(10,996)	—
Software Solutions and licensing fees from unrelated parties	16,981	—	16,981	—	—	—	—	(16,981)	—
Commissions	—	—	—	512,075	25,576	537,651	—	61,835	599,486
Principal transactions	—	—	—	134,939	—	134,939	—	—	134,939
Fees from related parties	—	—	—	22,498	—	22,498	(5,200)	11,340	28,638
Interest income	9,541	—	9,541	21,545	—	21,545	—	—	31,086
Market data	—	—	—	17,409	—	17,409	—	—	17,409
Software solutions	—	—	—	—	—	—	—	16,981	16,981
Other revenues	6,600	—	6,600	19,614	—	19,614	(11)	—	26,203

Total revenues	164,683	(17,709)	146,974	728,080	25,576	753,656	(45,888)	—	854,742

Expenses:
Compensation and employee benefits	52,765	(3,642)	49,123	510,893	—	510,893	—	—	560,016

Total compensation	52,765	(3,642)	49,123	510,893	—	510,893	—	—	560,016
Occupancy and equipment	61,091	(4,653)	56,438	70,790	26	70,816	—	—	127,254
Administrative fees to related parties	12,598	—	12,598	47,842	—	47,842	(45,877)	—	14,563
Professional and consulting fees	11,490	(313)	11,177	43,906	109	44,015	—	—	55,192
Communications and client networks	8,101	(302)	7,799	47,712	—	47,712	—	—	55,511
Selling and promotion	852	—	852	43,912	—	43,912	—	3,899	48,663
Interest expense	—	—	—	30,069	—	30,069	—	—	30,069
Commissions and floor brokerage	—	—	—	8,593	4,472	13,065	—	—	13,065
Other expenses	10,169	(238)	9,931	38,861	2,724	41,585	—	(3,899)	47,617

Total operating expenses	157,066	(9,148)	147,918	842,578	7,331	849,909	(45,877)	—	951,950

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(in thousands, except per share data)

	eSpeed				BGC Division				BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor (a)		Adjusted Pro Forma eSpeed Stand- Alone	Historical BGC Division	Separation from Cantor (b)		Adjusted Pro Forma BGC Partners Stand- Alone	eSpeed and BGC Division Eliminations (d)	Reclassification of Revenue and Expense Line Items (d)	Consolidated BGC Partners, Inc.
Income (loss) from continuing operations before minority interest and income taxes	7,617	(8,561)		(944)	(114,498)	18,245		(96,253)	(11)	—	(97,208)

Minority interest	—	—		—	11	—		11	(11)	—	—
Provision (benefit) for income taxes	2,965	(3,399	)(e)	(434)	(1,843)	730	(e)	(1,113)	—	—	(1,547)

Net income (loss) from continuing operations	$4,652	$(5,162)		$(510)	$(112,666)	$17,515		$(95,151)	$—	$—	$(95,661)

Per share data:
Basic earnings per share	$0.09										$(0.52)

Fully diluted earnings per share	$0.09										$(0.52)

Basic weighted-average shares of common stock outstanding	50,214										184,074 (g)
Stock option programs	1,044										—

Fully diluted weighted-average shares of common stock outstanding	51,258										184,074 (g)

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	eSpeed			BGC Division			BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor(a)	Adjusted Pro Forma eSpeed Stand Alone	Historical BGC Division	Separation from Cantor(b)	Adjusted Pro Forma BGC Partners Stand Alone	eSpeed and BGC Division Eliminations(d)	Reclassification of Revenue and Expense Line Item(d)	Consolidated BGC Partners, Inc.
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$74,669	(7,992)	$66,677	$—	$—	$—	$(3,377)	$(63,300)	$—
Fully electronic transactions with unrelated parties	—	—	—	—	—	—	—	—	—

Total fully electronic transactions	74,669	(7,992)	66,677	—	—	—	(3,377)	(63,300)	—
Voice-assisted brokerage transactions with related parties	25,192	—	25,192	—	—	—	(19,078)	(6,114)	—
Screen-assisted open outcry transactions with related parties	2,863	—	2,863	—	—	—	(2,470)	(393)	—

Total transaction revenues	102,724	(7,992)	94,732	—	—	—	(24,925)	(69,807)	—

Software Solutions fees from related parties	24,709	(6,916)	17,793	—	—	—	(8,605)	(9,188)	—
Software Solutions and licensing fees from unrelated parties	15,534	—	15,534	—	—	—	—	(15,534)	—
Commissions	—	—	—	343,327	33,284	376,611	—	69,767	446,378
Principal transactions	—	—	—	119,586	—	119,586	—	—	119,586
Fees from related parties	—	—	—	13,059	—	13,059	(7,043)	9,228	15,244
Interest income	6,160	—	6,160	9,048	—	9,048	—	—	15,208
Market data	—	—	—	16,283	—	16,283	—	—	16,283
Software solutions	—	—	—	—	—	—	—	15,534	15,534
Other revenues	2,707	—	2,707	2,432	—	2,432	16	—	5,155

Total revenues	151,834	(14,908)	136,926	503,735	33,284	537,019	(40,557)	—	633,388

Expenses:
Compensation and employee benefits	50,633	(2,523)	48,110	386,752	—	386,752	—	—	434,862

Total compensation	50,633	(2,523)	48,110	386,752	—	386,752	—	—	434,862
Occupancy and equipment	50,771	(3,811)	46,960	43,890	31	43,921	—	—	90,881
Fees to related parties	13,938	—	13,938	33,277	—	33,277	(40,573)	—	6,642
Professional and consulting fees	12,115	(72)	12,043	30,603	—	30,603	—	—	42,646
Communications	8,157	(273)	7,884	37,214	—	37,214	—	—	45,098
Selling and promotion	1,596	—	1,596	33,550	—	33,550	—	4,397	39,543
Interest expense	—	—	—	13,875	—	13,875	—	—	13,875
Commissions and floor brokerage	—	—	—	7,000	4,016	11,016	—	—	11,016
Other expenses	12,600	(238)	12,362	21,158	3,532	24,690	—	(4,397)	32,655

Total operating expenses	149,810	(6,917)	142,893	607,319	7,579	614,898	(40,573)	—	717,218

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS—(Continued)

YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	eSpeed				BGC Division				BGC Partners, Inc.
	Historical eSpeed	Separation from Cantor(a)		Adjusted Pro Forma eSpeed Stand Alone	Historical BGC Division	Separation from Cantor(b)		Adjusted Pro Forma BGC Partners Stand Alone	eSpeed and BGC Division Eliminations(d)	Reclassification of Revenue and Expense Line Item(d)	Consolidated BGC Partners, Inc.
Income (loss) from continuing operations before minority interest and income taxes	2,024	(7,991)		(5,967)	(103,584)	25,705		(77,879)	16	—	(83,830)

Minority interest	—	—		—	(16)	—		(16)	16	—	—
Provision (benefit) for income taxes	490	(3,151	)(e)	(2,661)	(7,634)	1,028	(e)	(6,606)	—	—	(9,267)

Net income (loss) from continuing operations	$1,534	$(4,840)		$(3,306)	$(95,934)	$24,677		$(71,257)	$—	$—	$(74,563)

Minority interest Cantor	—	—		—	—	—		—	—	—	—

Net income (loss) from continuing operations	$1,534	$(4,840)		$(3,306)	$(95,934)	$24,677		$(71,257)	$—	$—	$(74,563)

Per share data:
Basic earnings per share	$0.03										$(0.40)

Fully diluted earnings per share	$0.03										$(0.40)

Basic weighted-average shares of common stock outstanding	51,349										185,209 (g)
Stock option programs	717										— (g)

Fully diluted weighted-average shares of common stock outstanding	52,066										185,209

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Operations.

Notes to Unaudited Pro Forma Consolidated Statement of Operations—The Three Months Ended March 31, 2008 and the Years Ended December 31, 2007, 2006 and 2005

(a)	Reflects adjustments necessary to remove the consolidated results from businesses included in eSpeed’s operations that were transferred to Cantor upon completion of the merger. Pursuant to the terms of the merger agreement, the JSA and the administrative services agreement, dated as of December 15, 1999, by and among Cantor, BGC International, eSpeed, eSpeed Securities, Inc., eSpeed Markets, Inc. and eSpeed Securities International Limited, which we refer to as the “pre-merger administrative services agreement,” terminated upon the completion of the merger. The separation is described in more detail in the “Certain Relationships and Related Transactions—Separation Agreement” section of the Form S-1. As a result of the separation, the Combined Company no longer recognizes revenue and expense from the Cantor Index and CO2e businesses. Additionally, certain employees who devoted a substantial portion of their time to Cantor became Cantor employees effective prior to completion of the merger. These adjustments reflect the termination of the JSA and the pre-merger administrative services agreement and the removal of operational historical revenues and expenses of the Cantor Index and CO2e businesses as well as the compensation and operational expenses of the employees transferred to Cantor as part of the merger.

(b)	To reflect North American fully electronic trading revenues. As part of the separation, Cantor transferred to BGC Partners all rights and obligations to receive revenue under this line of business. Under the JSA, which terminated upon the consummation of the merger, these rights included the recognition of fulfillment revenues; fees paid to eSpeed under revenue share arrangements; and costs required to settle and clear the transactions. The separation is described in more detail in the “Certain Relationships and Related Transactions—Separation Agreement” section of the Form S-1. The adjustments include 35% recognition of fulfillment revenues (eSpeed recognizes 65%) and actual costs incurred by Cantor to support the business.

(c)	Reflects a net decrease in interest income and interest expense related to the separation and recapitalization transactions in connection with the merger. Per the separation agreement, as described in the “Certain Relationships and Related Transactions—Separation Agreement” section of the Form S-1, the BGC Division’s then-existing notes from Cantor and debt obligations to Cantor were forgiven in exchange for interests in BGC Holdings. In connection with the separation, BGC U.S. assumed the liabilities of Cantor in respect of $150 million aggregate principal amount of Cantor’s senior notes. The BGC U.S. notes bear interest, payable semi-annually, at a rate of 5.19% per annum; provided, however, that this rate is increased by 0.25% per annum for any fiscal quarter during which the consolidated debt of the Company exceeds 55% but not 60% of its consolidated capitalization, as such terms are defined in the Combined Company guaranty. In addition, the interest rate increases by 0.50% per annum during any period in which any holder of a BGC U.S. note is required under applicable insurance regulations to post reserves with respect to the BGC U.S. notes greater than the reserve requirement, as such term is defined in the note purchase agreement, in effect immediately prior to March 31, 2008. Pursuant to the separation agreement, the Combined Company will make semi-annual payments to Cantor during the term of the BGC U.S. notes equal to the difference between 7.5% and the applicable interest rate of the BGC U.S. notes.

The three months ended March 31, 2008:

The retirement of existing indebtedness and the assumption of new long-term debt resulted in a net decrease in interest expense of $3.5 million. The details of the adjustment are as follows ($ in thousands):

Description	Amount
Elimination of recorded related party interest expense	$(5,425)
Assume three months of interest expense on the net long-term debt obligation ($150,000 at 5.19%)	1,946

Total interest expense reduction	$(3,479)

In connection with the Combined Company’s obligation to make payments on the differential between 7.5% and the applicable interest rate (assumed 5.19%) resulting in an intercompany charge of $0.9 million. The charge is calculated as follows ($ in thousands):

Principal amount of the note	$150,000
Difference between 7.5% and applicable interest rate of the note (assumed 5.19%)	2.31%

Total intercompany charge	$866

The year ended December 31, 2007:

The retirement of existing indebtedness and the assumption of new long-term debt resulted in a net decrease in interest expense of $17.4 million. The details of the adjustment are as follows ($ in thousands):

Description	Amount
Elimination of recorded related party interest expense	$(25,157)
Assume full year of interest expense on the net long-term debt obligation ($150.0 million at 5.19%)	7,785

Total interest expense reduction	$(17,372)

In connection with the Combined Company's obligation to make payments on the differential between 7.5% and the applicable interest rate (assumed 5.19%) resulting in an intercompany charge of $3.5 million. The charge is calculated as follows ($ in thousands):

Principal amount of the note	$150,000
Difference between 7.5% and applicable interest rate of the note (5.19%)	2.31%

Total intercompany charge	$3,465

(d)	Elimination of related party transactions between eSpeed and BGC Division and reclassification of certain revenue and expense items. The adjustments eliminate transactions that take both eSpeed and BGC Partners from stand-alone entities to one consolidated entity. The nature of each elimination and reclassification is described as follows:

For the three months ended March 31, 2008, $15.6 million of intercompany revenue between eSpeed and BGC Division was eliminated. The eliminated revenues were as follows:

(1)	$9.9 million of the elimination related to revenues previously recognized under the JSA, which terminated upon closing of the merger.

(2)	$4.9 million of the elimination related to software solutions services eSpeed provided to BGC Partners.

(3)	$0.8 million related to back office service BGC Partners provided eSpeed through its Tower Bridge service entity.

(4)	$3,000 of minority interest in Freedom International Brokerage that was recorded in BGC Division stand-alone financials as that minority interest related to eSpeed’s share of Freedom International Brokerage’s profits and is recorded in eSpeed’s historical financial statements.

Certain eSpeed revenue and expense lines will be reclassified into the Combined Company revenue and expense line items. These reclassifications are as follows:

(1)	$12.1 million of eSpeed transaction revenues were reclassified to commissions.

(2)	$8.1 million of software solutions fees with related parties and $0.5 million of fully electronic revenues from Freedom International Brokerage were reclassified to fees from related parties.

(3)	$2.1 million of software solutions and licensing fees from unrelated parties will be reclassified to software solutions.

(4)	$0.9 million of eSpeed other expenses which represent travel and entertainment expenses will be reclassified to Selling and promotion expense, which is where BGC records its travel and entertainment expense.

For the year ended December 31, 2007, $54.2 million of intercompany revenue between eSpeed and BGC Division was eliminated. The eliminated revenues were as follows:

(1)	$35.1 million of the elimination related to revenues previously recognized under the JSA, which terminated upon closing of the merger.

(2)	$14.8 million of the elimination related to software solutions services eSpeed provided to BGC Partners.

(3)	$4.3 million related to back office service BGC Partners provided eSpeed through its Tower Bridge service entity.

(4)	$21,000 of minority interest in Freedom International Brokerage that was recorded in BGC Division stand-alone financials as that minority interest related to eSpeed’s share of Freedom International Brokerage’s profits and is recorded in eSpeed’s historical financial statements.

Certain eSpeed revenue and expense lines will be reclassified into the Combined Company revenue and expense line items. These reclassifications are as follows:

(1)	$59.9 million of eSpeed transaction revenues were reclassified to commissions.

(2)	$12.0 million of software solutions fees with related parties and $0.8 million of fully electronic revenues from Freedom International Brokerage were reclassified to fees from related parties.

(3)	$11.0 million of software solutions and licensing fees from unrelated parties will be reclassified to software solutions.

(4)	$4.5 million of eSpeed other expenses which represent travel and entertainment expenses will be reclassified to Selling and promotion expense, which is where BGC records its travel and entertainment expense.

For the year ended December 31, 2006, $45.9 million of intercompany revenue between eSpeed and BGC Division was eliminated. The eliminated revenues were as follows:

(1)	$30.0 million of the elimination related to revenues previously recognized under the JSA, which terminated upon closing of the merger.

(2)	$10.7 million of the elimination related to software solutions services eSpeed provided to BGC Partners.

(3)	$5.2 million related to back office service BGC Partners provided eSpeed through its Tower Bridge service entity.

(4)	$11,000 of minority interest in Freedom International Brokerage that was recorded in BGC Division stand-alone financials as that minority interest related to eSpeed’s share of Freedom International Brokerage’s profits and is recorded in eSpeed’s historical financial statements.

Certain eSpeed revenue and expense lines will be reclassified into the Combined Company revenue and expense line items. These reclassifications are as follows:

(1)	$61.8 million of eSpeed transaction revenues were reclassified to commissions.

(2)	$11.0 million of software solutions fees with related parties and $0.3 million of fully electronic revenues from Freedom International Brokerage were reclassified to fees from related parties.

(3)	$17.0 million of software solutions and licensing fees from unrelated parties will be reclassified to software solutions.

(4)	$3.9 million of eSpeed other expenses which represent travel and entertainment expenses will be reclassified to selling and promotion expense, which is where BGC records its travel and entertainment expense.

For the year ended December 31, 2005, $40.6 million of intercompany revenue between eSpeed and BGC Division was eliminated. The eliminated revenues were as follows:

(1)	$24.9 million of the elimination related to revenues previously recognized under the JSA, which terminated upon closing of the merger.

(2)	$8.6 million of the elimination related to software solutions services eSpeed provided to BGC Partners.

(3)	$7.0 million related to back office service BGC Partners provided eSpeed through its Tower Bridge service entity.

(4)	$16,000 of minority interest in Freedom International Brokerage that was recorded in BGC Division stand-alone financials as that minority interest related to eSpeed’s share of Freedom International Brokerage’s profits and is recorded in eSpeed’s historical financial statements.

Certain eSpeed revenue and expense lines will be reclassified into the Combined Company revenue and expense line items. These reclassifications are as follows:

(1)	$69.8 million of eSpeed transaction revenues were reclassified to commissions.

(2)	$9.2 million of software solutions fees with related parties and $0.3 million of fully electronic revenues from Freedom International Brokerage were reclassified to fees from related parties.

(3)	$15.5 million of software solutions and licensing fees from unrelated parties will be reclassified to software solutions.

(4)	$4.4 million of eSpeed other expenses, which represent travel and entertainment expenses, will be reclassified to selling and promotion expense, which is where BGC records its travel and entertainment expense.

(e)	To reflect tax adjustments had the merger taken place at the beginning of the applicable period. Historically, certain U.S. entities included within the BGC Division were taxed as U.S. partnerships and were subject to the Unincorporated Business Tax (“UBT”) in the City of New York for which they record an income tax provision. Also, under applicable U.S. federal and state laws, the taxable income or loss of a partnership is allocated to each partner based upon his or her ownership interest. Each partner’s tax status, in turn, determines the appropriate income tax for its allocated share of taxable income or loss. Maxcor and eSpeed, Inc. and its subsidiaries are subject to U.S., state and local corporate income tax. In addition, the BGC Division’s and eSpeed’s foreign subsidiaries are taxed as corporations in their local jurisdictions.

From and after the consummation of the merger, BGC Holdings and its subsidiaries operate in the U.S. as partnerships and generally as corporate entities in non-U.S. jurisdictions. Accordingly, several BGC U.S. entities, including eSpeed’s U.S. and U.K. entities and ultimately Maxcor, will be subject to UBT and the non-U.S. entities will be subject to corporate income tax in jurisdictions in which they operate. In addition, the entity surviving the merger, BGC Partners, Inc., may be subject to additional entity level U.S., state and local corporate income taxes.

In calculating the pro forma income tax provision for the periods, the following assumptions were made:

•

The amount of eSpeed’s historical net income before taxes was adjusted in the separation from the Cantor column to remove the results from businesses recognized in eSpeed’s operating results that are no longer recognized upon completion of the merger. In addition, eSpeed was subject to foreign corporate income tax and UBT. Further, the eSpeed historical tax provision was adjusted for the tax rate differences due to the eSpeed and BGC Division eliminations.

•

The amount of BGC Division’s historical net income (loss) before taxes was adjusted in the separation from Cantor column to reflect the transfer of the North American fully electronic trading business from Cantor to BGC Division. This adjustment includes 35% recognition of fulfillment revenues and actual costs required to support the business. This adjustment was subject only to UBT. In addition, BGC Division historical net income (loss) before taxes was adjusted to reflect the decrease in interest expense related to the separation and recapitalization transactions in connection with the merger. This adjustment was $3.5 million for the three months ended March 31, 2008 and $17.4 million for the year ended December 31, 2007. This increase in income resulted in no additional income tax due to the utilization of net operating loss carry forwards. Further, the BGC Division historical tax provision or benefit was adjusted for the tax rate differences due to the eSpeed and BGC Division eliminations.

(f)

Adjustments to reflect net income (loss) allocations to the founding partners and Cantor. Allocation to founding partners will be treated as an additional compensation charge and allocations to Cantor will be treated as minority interest. When there is a net loss in a particular period, there is no allocation to founding partners, but rather the founding partners’ and Cantor’s ownership percentages are aggregated and a minority interest charge is calculated based on the combined ownership of the founding partners and Cantor indirectly in BGC U.S. and BGC Global. Previously, distributions to partners were accounted for as distributions of partners’ capital. Under Accounting Research Bulletin, which we refer to as “ARB,” No. 51: 14-4 “Minority Interest in a Subsidiary Owned by the Parent or Affiliate of a Reporting Entity,” which we refer to as “ARB 51,” Cantor’s interest in the Combined Company’s net income is treated as minority interest where its proportionate share of net income will be shown as a deduction in a single line item between the deduction for income taxes and income from continuing operations.

For the three months ended March 31, 2008, the Combined Company had a pro forma net loss prior to allocations of $46.5 million. The founding partners and Cantor’s combined ownership was 60.6%, resulting in a minority interest benefit of $28.2 million.

For the year ended December 31, 2007, the founding partners assumed ownership percentage was 24.0% and Cantor’s was 36.0%. Pro forma net income for the year ended December 31, 2007 was $44.9 million resulting in an additional compensation charge for the founding partners of $10.8 million and a minority interest charge for Cantor of $16.2 million.

(g)	To reflect weighted-average basic and fully diluted earnings per share for the Combined Company. Pro forma net income per common share was calculated by dividing pro forma net income available to common stockholders by the pro forma weighted-average shares outstanding as if the transactions contemplated by the merger agreement had occurred on January 1 for each of the years presented.

The adjustment to calculate pro forma weighted-average basic and diluted shares for the three months ended March 31, 2008 was as follows (in thousands):

	Public shares (other than Cantor shares)	Cantor Shares/Units	Founding Partners Units	Total
eSpeed shares pre-merger(1)
Basic shares pre-merger:
Shares of Class A common stock	29,292	1,785	—	31,077
Shares of Class B common stock	—	19,748	—	19,748

Total basic shares pre-merger	29,292	21,533	—	50,825

Dilutive securities pre-merger(2):
Stock options	—	—	—	—
RSUs	—	—	—	—

Total dilutives shares pre-merger	29,292	21,533	—	50,825

Combined Company shares post-merger

Basic shares post-merger:
Total basic shares pre-merger	29,292	21,533	—	50,825
Issuance of additional shares of Class A common stock(3)	—	21,969	—	21,969

Total basic shares post merger	29,292	43,502	—	72,794

Dilutive securities post-merger:
Stock options	—	—	—	—
RSUs	—	—	—	—
BGC Holdings units held by founding/working partners(4)(5)	—	—	44,821	44,821
BGC Holdings units held by Cantor(5)(6)	—	67,070	—	67,070
REUs held by REU partners	—	—	282	282

Total dilutives shares post-merger	29,292	110,572	45,103	184,967

(1)	Weighted-average share amount of 50.8 million shares was taken from eSpeed’s consolidated financial statements included in the Form S-1.
(2)	Common stock equivalents resulting from the assumed exercise of stock options are not included in eSpeed’s or the Combined Company’s diluted net loss per common share calculation for the three months ended March 31, 2008 because inclusion thereof would be antidilutive.
(3)	Reflects shares issued by the Combined Company to Cantor as consideration for Maxcor. A separate valuation was performed on Maxcor to determine the amount of shares to be issued in the merger. The above assumes these shares were outstanding for the entire three months ended March 31, 2008.
(4)	Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor also provided certain additional exchange rights to Messrs. Amaitis and Lynn. See “Certain Relationships and Related Transactions—Amended and Restated BGC Holdings Limited Partnership Agreement—Exchanges” in the Form S-1.
(5)	Data are as of April 1, 2008.
(6)	Reflects the issuance of 59.2 million of BGC Holdings units to Cantor. Each such unit is exchangeable with us into one share of our Class B common stock (or, at the option of Cantor or if there is an insufficient number of our authorized but unissued Class B common stock at the time of such exchange, one share of our Class A common stock). Also includes rights to receive distributions of 7.9 million shares of Class A common stock that were distributed to the founding partners by Cantor. For the purposes of calculating pro forma earnings per share, it is assumed these units were outstanding for the entire three months ended March 31, 2008.

The adjustment to calculate pro forma weighted-average basic and diluted shares for the year ended December 31, 2007 was as follows (in thousands):

	Public Shares (other than Cantor shares)	Cantor Shares/ Units	Founding Partners Units	Total
eSpeed shares pre-merger(1)
Basic shares pre-merger:
Shares of Class A common stock	28,828	1,140	—	29,968
Shares of Class B common stock	—	20,498	—	20,498

Total basic shares pre-merger	28,828	21,638	—	50,466

Dilutive securities pre-merger(2):
Stock options	—	—	—	—
RSUs	—	—	—	—

Total dilutive shares pre-merger	28,828	21,638	—	50,466

Combined Company shares post-merger

Basic shares post-merger:
Total basic shares pre-merger	28,828	21,638	—	50,466
Issuance of additional shares of Class A common stock and Class B common stock(3)	—	21,969	—	21,969

Total basic shares post merger	28,828	43,607	—	72,435

Dilutive securities post-merger:
Stock options(2)	934	—	—	934
RSUs(2)	222	—	—	222
BGC Holdings units held by Cantor(4)(5)	—	67,070	—	67,070
BGC Holdings units held by founding/working partners(5)(6)	—	—	44,821	44,821

Total dilutive shares post-merger	29,984	110,677	44,821	185,482

(1)	Weighted-average share amount of 50.5 million shares was taken from eSpeed’s consolidated financial statements included in the Form S-1.
(2)	Common stock equivalents resulting from the assumed exercise of stock options are not included in eSpeed’s diluted net loss per common share calculation for the year ended December 31, 2007 because inclusion thereof would be antidilutive.
(3)	Reflects shares issued by the Combined Company to Cantor as consideration for Maxcor. A separate valuation was performed on Maxcor to determine the amount of shares to be issued in the merger. The above assumes these shares were outstanding for the entire year ended December 31, 2007.
(4)	Reflects the issuance of 59.2 million of BGC Holdings units to Cantor. Each such unit is exchangeable with us into one share of our Class B common stock (or, at the option of Cantor or if there is an insufficient number of our authorized but unissued Class B common stock at the time of such exchange, one share of our Class A common stock). Also includes rights to receive distributions of 7.9 million shares of Class A common stock that were distributed to the founding partners by Cantor. For the purposes of calculating pro forma earnings per share, it is assumed these units were outstanding for the entire year ended December 31, 2007.
(5)	Data are as of April 1, 2008.
(6)	Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor also provided certain additional exchange rights to Messrs. Amaitis and Lynn. See “Certain Relationships and Related Transactions—Amended and Restated BGC Holdings Limited Partnership Agreement—Exchanges” in the Form S-1.

The adjustment to calculate pro forma weighted-average basic and diluted shares for the year ended December 31, 2006 was as follows (in thousands):

	Public Shares (other than Cantor shares)	Cantor Shares/ Units	Founding Partners Units	Total
eSpeed shares pre-merger(1)
Basic shares pre-merger:
Shares of Class A common stock	28,557	1,159	—	29,716
Shares of Class B common stock	—	20,498	—	20,498

Total basic shares pre-merger	28,557	21,657	—	50,214

Dilutive securities pre-merger:
Stock options	890	—	—	890
RSUs	154	—	—	154

Total dilutive shares pre-merger	29,601	21,657	—	51,258

Combined Company shares post-merger

Basic shares post-merger:
Total basic shares pre-merger	28,557	21,657	—	50,214
Issuance of additional Class A common stock and Class B common stock(2)	—	21,969	—	21,969

Total basic shares post merger	28,557	43,626	—	72,183

Dilutive securities post-merger:
Stock options(3)	—	—	—	—
RSUs(3)	—	—	—	—
BGC Holdings units held by Cantor(4)(5)	—	67,070	—	67,070
BGC Holdings units held by founding/working partners(5)(6)	—	—	44,821	44,821

Total dilutive shares post-merger	28,557	110,696	44,821	184,074

(1)	Weighted-average share amounts of 50.2 million basic shares and 51.3 million diluted shares were taken from eSpeed’s consolidated financial statements included in the Form S-1.
(2)	Reflects shares issued by the Combined Company to Cantor as consideration for Maxcor. A separate valuation was performed on Maxcor to determine the amount of shares to be issued in the merger. The above assumes these shares were outstanding for the entire year ended December 31, 2006.
(3)	Common stock equivalents resulting from the assumed exercise of stock options are not included in the pro forma Combined Company diluted net loss per common share calculation for the year ended December 31, 2006 because inclusion thereof would be antidilutive.
(4)	Reflects the issuance of 59.2 million of BGC Holdings units to Cantor. Each such unit is exchangeable with us into one share of our Class B common stock (or, at the option of Cantor or if there is an insufficient number of our authorized but unissued Class B common stock at the time of such exchange, one share of our Class A common stock). Also includes rights to receive distributions of 7.9 million shares of Class A common stock that were distributed to the founding partners by Cantor. For the purposes of calculating pro forma earnings per share, it is assumed these units were outstanding for the entire year ended December 31, 2006.
(5)	Data are as of April 1, 2008.
(6)	Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor also provided certain additional exchange rights to Messrs. Amaitis and Lynn. See “Certain Relationships and Related Transactions—Amended and Restated BGC Holdings Limited Partnership Agreement—Exchanges” in the Form S-1.

The adjustment to calculate pro forma weighted-average basic and diluted shares for the year ended December 31, 2005 was as follows (in thousands):

	Public Shares (other than Cantor shares)	Cantor Shares/ Units	Founding Partners Units	Total
eSpeed shares pre-merger(1)
Basic shares pre-merger:
Shares of Class A common stock	28,285	925	—	29,210
Shares of Class B common stock	—	22,139	—	22,139

Total basic shares pre-merger	28,285	23,064	—	51,349

Dilutive securities pre-merger:
Stock options	605	—	—	605
RSUs	112	—	—	112

Total dilutive shares pre-merger	29,002	23,064	—	52,066

Combined Company shares post-merger

Basic shares post-merger:
Total basic shares pre-merger	28,285	23,064	—	51,349
Issuance of additional Class A common stock and Class B common stock(2)	—	21,969	—	21,969

Total basic shares post-merger	28,285	45,033	—	73,318

Dilutive securities post-merger:
Stock options(3)	—	—	—	—
RSUs(3)	—	—	—	—
BGC Holdings units held by Cantor(4)(5)	—	67,070	—	67,070
BGC Holdings units held by founding/working partners(5)(6)	—	—	44,821	44,821

Total dilutive shares post-merger	28,285	112,103	44,821	185,209

(1)	Weighted-average share amounts of 51.3 million basic shares and 52.1 million diluted shares were taken from eSpeed’s consolidated financial statements included in the Form S-1.
(2)	Reflects shares issued by the Combined Company to Cantor as consideration for Maxcor. A separate valuation was performed on Maxcor to determine the amount of shares to be issued in the merger. The above assumes these shares were outstanding for the entire year ended December 31, 2005.
(3)	Common stock equivalents resulting from the assumed exercise of stock options are not included in the pro forma Combined Company diluted net loss per common share calculation for the year ended December 31, 2005 because inclusion thereof would be antidilutive.
(4)	Reflects the issuance of 59.2 million of BGC Holdings units to Cantor. Each such unit is exchangeable with us into one share of our Class B common stock (or, at the option of Cantor or if there is an insufficient number of our authorized but unissued Class B common stock at the time of such exchange, one share of our Class A common stock). Also includes rights to receive distributions of 7.9 million shares of Class A common stock that were distributed to the founding partners by Cantor. For the purposes of calculating pro forma earnings per share, it is assumed these units were outstanding for the entire year ended December 31, 2005.
(5)	Data are as of April 1, 2008.
(6)	Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor also provided certain additional exchange rights to Messrs. Amaitis and Lynn. See “Certain Relationships and Related Transactions—Amended and Restated BGC Holdings Limited Partnership Agreement—Exchanges” in the Form S-1.

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF MARCH 31, 2008

(in thousands)

	eSpeed	BGC Division	BGC Partners, Inc.
	Historical eSpeed	Historical BGC Division	eSpeed and BGC Divison Eliminations		Capitalization (d)	Mandatorily Redeemable Interest/ Minority Interest (e)	Pro Forma BGC Partners, Inc.
Assets
Cash and cash equivalents	$17,555	$201,378	$—		$—	$—	$218,933
Cash segregated under regulatory requirements	—	2,220	—		—	—	2,220
Loan receivable from related party	115,000	—	(115,000	)(a)	—	—	—
Securities purchased under agreements to resell	1,240	361,196	—		—	—	362,436
Securities owned	2,267	32,803	—		—	—	35,070
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	—	189,966	—		—	—	189,966
Accrued commissions receivable	—	177,370	—		—	—	177,370
Forgivable and other loans receivable from employees and partners	—	68,880	—		—	—	68,880
Fixed assets, net	60,627	72,265	—		—	—	132,892
Investments	26,944	9,931	(7,066	)(b)	—	—	29,809
Goodwill	12,184	55,642	—		—	—	67,826
Other intangible assets, net	5,523	9,588	—		—	—	15,111
Receivable from related parties	40,395	2,884	(22,967	)(c)	—	—	20,312
Other assets	19,242	45,780	—		—	—	65,022

Total assets	$300,977	$1,229,903	$(145,033)		$—	$—	$1,385,847

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF MARCH 31, 2008

(in thousands)

	eSpeed	BGC Division	BGC Partners, Inc.
	Historical eSpeed	Historical BGC Division	eSpeed and BGC Division Eliminations		Capitalization (d)	Mandatorily Redeemable Interest/ Minority Interest (e)	Pro Forma BGC Partners, Inc.
Liabilities, Minority Interest, Net Assets and Stockholders’ Equity
Liabilities:
Accrued compensation	$—	$107,243	$—		$—	$—	$107,243
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	—	403,866	—		—	—	403,866
Payable to related parties	11,838	116,417	(22,967	)(c)	—	—	105,288
Short-term borrowings with related parties	—	115,000	(115,000	)(a)	—	—	—
Long-term debt	—	150,000	—		—	—	150,000
Accounts payable and accrued liabilities	35,340	180,804	—		—	—	216,144
Deferred revenue	18,674	—	—		—	—	18,674

Total liabilities	65,852	1,073,330	(137,967)		—	—	1,001,215
Commitments, contingencies and guarantees	—	—	—		—	—	—
Mandatorily redeemable partnership interest	—	—	—		—	94,112	94,112
Minority interest	—	10,073	(7,066	)(b)	—	136,096	139,103

Net assets	—	146,500	—		(146,500)	—	—

BGC PARTNERS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF MARCH 31, 2008

(in thousands)

	eSpeed	BGC Division	BGC Partners, Inc.
	Historical eSpeed	Historical BGC Division	eSpeed and BGC Division Eliminations	Capitalization (d)	Mandatorily Redeemable Interest/ Minority Interest (e)	Pro Forma BGC Partners, Inc.
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 200,000 shares authorized; 36,796 shares issued and 30,294 outstanding at March 31, 2008	380	—	—	—	—	380
Issuance of Class A common stock in connection with inclusion of BGC Financial, Inc. (Maxcor) in the merger, par value $0.01 per share; 9,619 shares outstanding at March 31, 2008 on a pro forma basis	—	—	—	96	—	96
Class B common stock, par value $0.01 per share; 100,000 shares authorized; 19,498 shares issued and outstanding at March 31, 2008 convertible to Class A common stock	195	—	—	—	—	195
Issuance of Class B common stock in connection with inclusion of BGC Financial, Inc. (Maxcor) in the merger, par value $0.01 per share; 12,350 shares outstanding at March 31, 2008 on a pro forma basis	—	—	—	124	—	124
Issuance of 111,891 holding units at March 31, 2008; convertible to shares of Class A and Class B common stock, par value $0.01 per share.	—	—	—	1,119	(1,119)	—
Additional paid-in capital	314,955	—	—	145,161	(229,089)	231,027
Treasury stock, at cost; 6,502 shares of Class A common stock at March 31, 2008	(62,597)	—	—	—	—	(62,597)
Accumulated deficit	(17,808)	—	—	—	—	(17,808)

Total stockholders’ equity	235,125	—	—	146,500	(230,208)	151,417
Total net assets and stockholders’ equity	235,125	146,500	—	—	(230,208)	151,417

Total liabilities, minority interest, stockholders’ equity, and net assets	$300,977	$1,229,903	$(145,033)	$—	$—	$1,385,847

See accompanying Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition — As of March 31, 2008

(a)	To reflect the elimination of the $115.0 million pre-contribution loan from eSpeed to BGC Holdings in connection with the separation. Pursuant to the merger agreement, at Cantor’s request, eSpeed funded the pre-contribution loan on or prior to the closing date of the separation. Prior to Cantor’s contribution of assets, BGC Holdings borrowed $115.0 million from eSpeed, which was repaid in full on April 4, 2008.

(b)	To reflect the elimination of BGC Partners’ minority interest in Freedom. As part of a global reorganization, Cantor’s share in Freedom was transferred to the BGC Division. The BGC Division consolidates Freedom and recognizes minority interest for eSpeed’s share of Freedom International Brokerage. As a result of the merger, Freedom minority interest in the amount of $7.1 million recorded on BGC Partners’ books was eliminated against the investment recorded on eSpeed’s books.

(c)	To reflect the elimination of intercompany receivables and payables balance of $23.0 million between the BGC Division and eSpeed assuming the merger closed at March 31, 2008. At March 31, 2008, eSpeed had a receivable balance from and a payable balance to the BGC Division of $18.0 million and $5.0 million, respectively.

(d)	To reflect the Combined Company’s issuance of additional Combined Company common stock and BGC Holdings limited partnership interests in connection with the merger. In the merger, a total of 133.9 million shares of Combined Company common stock and rights to acquire shares of Combined Company common stock were issued in connection with the merger. These shares include 9.6 million shares of Class A common stock and 12.4 million shares of Class B common stock associated with the direct contribution of Maxcor to the Combined Company and an additional 100 shares of Class B common stock. The remaining 111.9 million shares of the Combined Company common stock and rights to receive Combined Company common stock are in the form of BGC Holdings limited partnership interests. These BGC Holdings limited partnership interests are held by Cantor and the founding partners. As of March 31, 2008, Cantor holds 67.1 million BGC Holdings limited partnership interests. These interests are exchangeable into our Class A common stock or our Class B common stock on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. As of March 31, 2008, the founding partners hold 44.8 million BGC Holdings limited partnership interests. These interests are not exchangeable by the partners unless Cantor provides that they are exchangeable into Combined Company Class A common stock. Cantor has provided all founding partners (other than Messrs. Amaitis and Lynn) with the right to immediately exchange 20% of their BGC Holdings founding partner interests for Combined Company Class A common stock, on a one-for-one basis (subject to customary anti-dilution adjustments), subject to applicable law. Cantor also provided certain additional exchange rights to Messrs. Amaitis and Lynn (see “Certain Relationships and Related Transactions—Amended and Restated BGC Holdings Limited Partnership Agreement—Exchanges” in the Form S-1).

The adjustment assumes taking the net assets in BGC Division and converting to equivalent stockholders’ equity in the Combined Company. The shares and units are valued at $0.01 per share/unit. The remaining difference is allocated to additional-paid-in capital.

(e)	To reflect an adjustment to record projected capital interest due to the BGC Holdings founding/working partners and Cantor’s minority interest allocation of $94.1 million and $136.1 million, respectively as of March 31, 2008. The capital interest due to the BGC Holdings founding/working partners was reclassified in the merger from stockholders’ equity to a separate liability line on the statement of financial condition called mandatorily redeemable partnership interest and the Cantor minority interest was also reclassified from stockholders’ equity and recorded as minority interest on the consolidated balance sheet.

The mandatorily redeemable partnership interest adjustment is based on the adjusted partner capital balance as of March 31, 2008, adjusted for any pro forma redemptions and/or adjustments in connection with the separation and merger. Under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which we refer to as “SFAS 150,” a “mandatorily redeemable financial instrument” is any of various financial instruments issued in the form of shares that embody an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. For example, an equity share that is required to be redeemed by the issuer upon the death of the holder would be classified as a liability under SFAS 150. The capital interest of the founding partners are redeemable to the partners upon termination and bankruptcy from the partnership; therefore, under SFAS 150, that interest should be classified as mandatorily redeemable partnership interest.

The minority interest adjustment is based on the 67.1 million BGC Holdings limited partnership interests held by Cantor after the merger. This interest represents Cantor’s proportionate share of outstanding BGC Holdings partnership interests. Under ARB 51, the Combined Company will record Cantor’s interest in a manner similar to a traditional minority interest based on Cantor’s assumed ownership percentage. The interest held by Cantor are presented as a component of minority interest between the Combined Company’s liabilities and equity.